Exhibit 21.1

Subsidiary Information
As of February 19, 2025

Entity Name	Jurisdiction of Incorporation
Bausch & Lomb Argentina S.R.L.	Argentina
Waicon Vision S.A.	Argentina
AcuFocus Australia Pty. Ltd.	Australia
Bausch & Lomb (Australia) Pty Ltd	Australia
Bausch & Lomb Australia Holdings Pty Ltd.	Australia
Bausch & Lomb Gesellschaft m.b.H.	Austria
BAUSCH HEALTH LLC	Belarus
Bausch & Lomb Pharma S.A.	Belgium
BL Indústria Ótica Ltda.	Brazil
Bausch & Lomb (Shanghai) Trading Co., Ltd.	China
Beijing Bausch & Lomb Eyecare Company Ltd	China
Shandong Bausch & Lomb Freda New Packaging Materials Co., Ltd.	China
Shandong Bausch & Lomb Freda Pharmaceutical Co. Ltd.	China
Zhejiang Starview Medical Technology Co., Ltd.	China
PHARMASWISS društvo s ograničenom odgovornošću za trgovinu i usluge (aka PharmaSwiss d.o.o. Croatia)	Croatia
Bausch & Lomb France S.A.S.	France
Laboratoire Chauvin S.A.S.	France
Bausch & Lomb GmbH	Germany
B L E P Holding GmbH	Germany
Dr. Gerhard Mann chem.-pharm. Fabrik GmbH	Germany
Dr. Gerhard Mann Verwaltungs GmbH	Germany
Dr. Mann Limited & Co. KG.	Germany
Dr. Robert Winzer Pharma GmbH	Germany
ELIOS Vision GmbH	Germany
Grundstückverwaltungsgesellschaft Dr. G.M. chem.-pharm. Fabrik GmbH	Germany
Technolas Perfect Vision GmbH	Germany
Bausch Health Hellas Single-Member Pharmaceuticals Société Anonyme (aka Bausch Health Hellas)	Greece
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Sino Concept Technology Limited	Hong Kong
Bausch & Lomb India Private Limited	India
PT Bausch Lomb Indonesia	Indonesia
Bausch + Lomb Ireland Limited	Ireland
Bausch & Lomb-IOM S.P.A.	Italy
Bausch & Lomb Japan kabushiki Kaisha (aka B.L.J. Company Limited)	Japan
Bausch Health LLP (fka Valeant LLP)	Kazakhstan
Bausch & Lomb Korea Co. Ltd. (Korean name- Chusik Hoesa Bausch & Lomb Korea)	Korea
Bausch Health Korea Co., Ltd.	Korea
Bescon Co., Ltd.	Korea
Bausch & Lomb (Malaysia) Sdn. Bhd.	Malaysia

Bausch & Lomb México Holdings, S.A. de C.V.	Mexico
Bausch+Lomb Netherlands B.V.	Netherlands
Natur Produkt Europe B.V.	Netherlands
Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch Health Peru, S.R.L.	Peru
Bausch & Lomb Philippines Inc.	Philippines
Bausch & Lomb Poland sp. z.o.o.	Poland
Valeant Med. sp. z.o.o.	Poland
Bausch Health Romania S.R.L.	Romania
Bausch Health Limited Liability Company (aka Bausch Health LLC)	Russian Federation
Bausch & Lomb (Singapore) Private Limited	Singapore
Bausch & Lomb (South Africa) Pty Limited	South Africa
Soflens (Proprietary) Limited	South Africa
Bausch & Lomb S.A.	Spain
Bausch and Lomb Arabia Regional Headquarters	Saudi Arabia
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Swiss AG	Switzerland
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb (Thailand) Limited	Thailand
Bausch & Lomb Sağlik ve Optik Ürünleri Ticaret A.Ş.	Turkey
Bausch Health Trading DWC - LLC	UAE
“Bausch Health” Limited Liability Company (aka “Bausch Health” LLC)	Ukraine
Bausch & Lomb U.K. Limited	United Kingdom
Sterimedix Limited	United Kingdom
Visioncare Devices, Inc.	California
AcuFocus Holdings, Inc.	Delaware
AcuFocus, Inc.	Delaware
Audrey Enterprise, LLC	Delaware
Bausch Foundation, LLC	Delaware
Bausch & Lomb Americas Inc.	Delaware
Bausch & Lomb Financing LLC	Delaware
Elios Vision, Inc.	Delaware
Eye Essentials LLC	Delaware
Kedalion Therapeutics, Inc.	Delaware
Synergetics IP, Inc.	Delaware
TearLab Corporation (d/b/a Trukera Medical)	Delaware
TearLab Research, Inc. (d/b/a Trukera Medical)	Delaware
Whitecap Biosciences LLC	Delaware
Total Titanium, Inc.	Illinois
Synergetics, Inc.	Missouri
Paragon BioTeck, Inc.	Nevada
Alden Optical Laboratories, Inc.	New York
Bausch & Lomb Incorporated	New York